Exhibit 99.2

TOKIO MILLENNIUM RE (UK) LIMITED

REGISTERED IN ENGLAND AND WALES NO. 02553288
A MEMBER OF TOKIO MARINE HOLDINGS, INC. (JAPAN)

ANNUAL REPORT

FOR THE YEAR ENDED 31 DECEMBER 2018

CONTENTS TOKIO MILLENNIUM RE (UK) LIMITED Financial Statements Report For The Year Ended 31 December 2018

Contents

Report of Independent Auditors	2

Statements of Comprehensive Income	3 - 4

Statements of Financial Position: Assets	5

Statements of Financial Position: Liabilities	6

Statements of Changes in Equity	7

Statements of Cash flows	8

Statement of Accounting Policies	9 - 13

Notes to the Financial Statements	14 - 43

Report of Independent Auditors

To the Board of Directors of Tokio Millennium Re (UK) Limited

We have audited the accompanying financial statements of Tokio Millennium Re (UK) Limited which comprise the statements of financial position as at 31 December 2018 and 2017, and the related statements of comprehensive income, changes in equity and cash flows for the years then ended, which as described in accounting policies section (a), have been prepared on the basis of accounting principles generally accepted in the United Kingdom.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in United Kingdom; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tokio Millennium Re (UK) Limited as of 31 December 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United Kingdom.

PricewaterhouseCoopers LLP, 7 More London Riverside, London, SE1 2RT T: +44 (0) 2075 835 000, F: +44 (0) 2072 127 500, www.pwc.co.uk

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of

PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business.

Basis of Accounting

As discussed in statement of accounting policies section (a), the Company prepares its financial statements on the basis of accounting principles generally accepted in the United Kingdom, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

22 March 2019

STATEMENTS OF COMPREHENSIVE INCOME TOKIO MILLENNIUM RE (UK) LIMITED

	Notes	2018 £000	2017 £000
EARNED PREMIUMS, NET OF REINSURANCE
Premiums written
Gross amount	2(a),2(b)	(8,216)	(5,135)
Reinsurers’ share		77	(284)

		(8,139)	(5,419)

Change in the provision for unearned premiums
Gross amount	3	1,882	8,380
Reinsurers’ share	3	(291)	(321)

		1,591	8,059

Earned premiums, net of reinsurance	4	(6,548)	2,640

CLAIMS INCURRED, NET OF REINSURANCE
Claims paid
Gross amount	5	(32,840)	(54,782)
Reinsurers’ share	5	293	866

		(32,547)	(53,916)

Change in the provision for claims
Gross amount	5,6(a)	42,713	58,871
Reinsurers’ share	5,6(a)	197	(4,355)

		42,910	54,516

Claims incurred, net of reinsurance	5	10,363	600

Operating expenses, net of reinsurance
Gross amount	7	(1,946)	2,618
Reinsurers’ share	7	(314)	1,469

		(2,260)	4,087

BALANCE ON THE TECHNICAL ACCOUNT FOR GENERAL BUSINESS	2(a)	1,555	7,327
INVESTMENT RETURN
Investment income	8	6,551	6,083
Realised loss on investments		(3,880)	(3,130)
Unrealised loss on investments		(671)	(737)
Investment expenses and charges		(343)	(523)

Total investment return		1,657	1,693

OTHER INCOME AND CHARGES
Other income	9(a)	5	205
Other charges	9(b)	(579)	(1,156)

		(574)	(951)

OPERATING PROFIT AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAX		2,638	8,069

Tax charge on profit on ordinary activities	10(a)	(492)	(1,411)

PROFIT FOR THE FINANCIAL YEAR		2,146	6,658

STATEMENTS OF COMPREHENSIVE INCOME TOKIO MILLENNIUM RE (UK) LIMITED

	Notes	2018 £000	2017 £000
PROFIT FOR THE FINANCIAL YEAR		2,146	6,658
OTHER COMPREHENSIVE INCOME
Gain on revaluation of group undertaking		—	608

TOTAL COMPREHENSIVE INCOME FOR THE YEAR		2,146	7,266

STATEMENTS OF FINANCIAL POSITION : ASSETS TOKIO MILLENNIUM RE (UK) LIMITED

	Notes	2018 £000	2017 £000
INVESTMENTS
Other financial investments	11	364,851	375,128
Deposits with ceding undertakings	12	1,336	1,503

		366,187	376,631

REINSURERS’ SHARE OF TECHNICAL PROVISIONS
Provision for unearned premiums	3	31	317
Claims outstanding	6(a)	1,948	1,692

		1,979	2,009

DEBTORS
Debtors arising out of direct insurance operations	13	47	47
Debtors arising out of reinsurance operations	14	5,783	13,070
Other debtors including taxation and social security	15	11	1,297

		5,841	14,414

OTHER ASSETS
Tangible assets	16	—	37
Cash at bank and in hand		19,200	34,944

		19,200	34,981

PREPAYMENTS AND ACCRUED INCOME
Accrued interest		2,161	2,617
Deferred acquisition costs	17	48	554
Other prepayments and accrued income	18	113	260

		2,323	3,431

TOTAL ASSETS		395,529	431,466

STATEMENTS OF FINANCIAL POSITION : LIABILITIES TOKIO MILLENNIUM RE (UK) LIMITED

	Notes		2018 £000	2017 £000
CAPITAL AND RESERVES
Called up share capital	19		125,000	125,000
Profit and loss account			81,669	79,523

Total equity			206,669	204,523

TECHNICAL PROVISIONS
Provision for unearned premium	3		766	2,604
Claims outstanding	6	(a)	180,016	219,665

			180,782	222,269

PROVISIONS FOR OTHER RISKS AND CHARGES
Onerous lease	20		—	335
Provision for taxation	10	(d)	280	235

			280	570

CREDITORS
Creditors arising out of insurance operations			7	7
Creditors arising out of reinsurance operations			6,483	2,625
Other creditors including taxation and social security	21		670	404

			7,160	3,036

ACCRUALS AND DEFERRED INCOME
Reinsurers’ share of deferred acquisition costs	17		2	21
Other accruals and deferred income	22		636	1,047

			638	1,068

TOTAL EQUITY AND LIABILITIES			395,529	431,467

The consolidated financial statements on pages 4 to 44 were approved by the Board of Directors on 22 March 2019 and signed on its behalf by:

Mark Julian
Chief Executive Officer

STATEMENTS OF CHANGES IN EQUITY TOKIO MILLENNIUM RE (UK) LIMITED

	2018
	Share capital £000	Revaluation reserve £000	Profit and loss account £000	Total equity £000
At beginning of year	125,000	—	79,523	204,523
Profit after tax	—	—	2,146	2,146

At end of year	125,000	—	81,669	206,668

	2017
	Share capital £000	Revaluation reserve £000	Profit and loss account £000	Total equity £000
At beginning of year	125,000	1,561	70,696	197,257
Profit after tax	—	—	6,658	6,658
Revaluation gain on disposal of subsidiary	—	608	—	608
Disposal of subsidiary	—	(2,169)	2,169	—

At end of year	125,000	—	79,523	204,523

STATEMENTS OF CASH FLOWS TOKIO MILLENNIUM RE (UK) LIMITED Year Ended 31 December 2018

	2018 £000	2017 £000
CASH FLOWS FROM OPERATING ACTIVITIES
Operating profit and profit on ordinary activities before tax	2,638	8,069
Adjustments for:
Depreciation of property and equipment	37	148
Amortisation of intangible assets	—	3
Investment income	(6,551)	(6,083)
Realised loss on investments	3,880	3,130
Unrealised loss on investments	671	737
Foreign exchange gains on cash and cash equivalents	(502)	(419)
Revaluation gain on disposal of subsidiary	—	(608)
Other foreign exchange gains	(216)	(62)
Change in operational assets and liabilities
Debtors arising from operations	7,184	9,157
Deposits with ceding undertakings	167	566
Provision for unearned premiums	287	345
Claims outstanding from reinsurers	(256)	4,414
Deferred acquisition costs	507	1,936
Claims outstanding	(39,649)	(64,977)
Creditors arising from operations	3,961	1,974
Provision for unearned premium	(1,838)	(8,700)
Reinsurers’ share of deferred acquisition costs	(19)	(40)
Other assets and liabilities	(2,352)	(1,778)

CASH USED IN OPERATING ACTIVITIES	(32,051)	(52,188)

Income taxes refunded/(paid)	1,628	(404)

NET CASH USED IN OPERATING ACTIVITIES	(30,423)	(52,592)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment income received	7,000	5,566
Purchase of investments	(296,261)	(489,391)
Proceeds on sales and maturities of investments	319,362	474,178
Proceeds from sale of equity investment	—	3,291
Purchase of property and equipment	—	(21)

Net cash (used in)/provided by investing activities	30,101	(6,377)

Net decrease in cash and cash equivalents	(322)	(58,969)
Foreign exchange gains on cash and cash equivalents	502	419
Cash and cash equivalents at beginning of year	83,145	141,695

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	83,325	83,145

Cash and cash equivalents consists of:
Cash at bank and in hand	19,200	34,944
Short term deposits (included in current asset investments)	64,125	48,201

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	83,325	83,145

STATEMENT OF ACCOUNTING POLICIES TOKIO MILLENNIUM RE (UK) LIMITED

STATEMENT OF ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

(a)	Statement of compliance

The consolidated financial statements have been prepared in accordance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, “The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland” (“FRS 102”), Financial Reporting Standard 103, “The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland for entities issuing insurance contracts” (“FRS 103”).

(b)	Basis of preparation

These consolidated financial statements are prepared on a going concern basis, under the historical cost convention, as modified by the recognition of certain assets and liabilities measured at fair value.

(c)	Going concern

Having assessed the principal risks, the directors considered it appropriate to adopt the going concern basis of accounting in preparing the consolidated financial statements.

(d)	Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with FRS 102 requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods affected.

The most significant estimate made by management is in relation to claims outstanding. Estimates in relation to claims incurred are discussed in statement of accounting policy (i) - claims incurred and note 1 (c) - Underwriting Risk-reserve. Also refer to Note 6 (a) - Technical Provisions, claims outstanding.

(e)	Basis of accounting for underwriting activities

The results are determined on an annual basis whereby the incurred cost of claims, commissions and related expenses are charged against the earned proportion of premiums, net of reinsurance, as described below.

(f)	Written, earned and unearned premiums

Premiums written

Premiums written are recognised within the Statement of Comprehensive Income—Technical Account, with the gross and ceded amounts disclosed separately. Premiums written are stated gross of acquisition costs payable to intermediaries, but net of any premium levies or indirect taxes.

Premiums written relate to business incepted during the financial period, together with any differences between booked premiums and those previously accrued on contracts which incepted in prior financial periods.

STATEMENT OF ACCOUNTING POLICIES TOKIO MILLENNIUM RE (UK) LIMITED

STATEMENT OF ACCOUNTING POLICIES (continued)

Premium is initially recognised based on estimates of ultimate premiums. These estimates are judgemental and could result in misstatements of premium recorded in the financial statements. Adjustments to the amounts of premium are reflected in the consolidated financial statements for the period in which the adjustments are made. The methods used, and the estimates made, are reviewed regularly.

Earned premiums

Premiums written are earned on a time-apportionment basis to reflect the risk profile of each contract written.

Unearned premium reserves (“UPR”)

Premiums written not earned, are deferred within the Statement of Financial Position as unearned premium reserves (“UPR”). UPR are retranslated at closing rate and will be recognised as earned premiums in the Statement of Comprehensive Income - Technical Account in future financial periods’.

(g)	Claims incurred

Claims incurred are recognised within the Statement of Comprehensive Income - Technical Account, with the gross and ceded amounts disclosed separately. Claims incurred comprise:

•	Claims paid during the financial period;

•	Movements in claim provisions during the financial period;

•	Related internal and external claims handling costs attributable to the above; and

•	Where applicable, deductions for salvage and other recoveries.

Claims provisions and related reinsurance recoveries

Claims provisions within the Statement of Financial Position comprise the following:

•	Estimated costs of claims notified but not yet settled at the financial period end (“outstandings”);

•	Incurred but not reported claims at the financial period end (“IBNRs”);

•	Related internal and external claims handling costs attributable to the above; and

•	Salvage and subrogation deductions, plus other recoveries where applicable.

Claims provisions are estimated at each financial period end based on best available information. The Company takes all reasonable steps to ensure that it has appropriate information regarding its estimated claim exposures and these are set so that no adverse run-off deviation is envisaged. Given the uncertainties in establishing claims provisions, it is likely that the final liability will prove different from the original estimates established. Where such uncertainty is deemed considerable, a degree of caution is exercised in setting claims provisions.

Notified outstanding claims

In estimating outstanding claims within the Statement of Financial Position, the Company considers the claim circumstances as reported, including any information available from loss adjusters.

The Company’s gross outstanding claim estimates of large losses are based on best estimates of claims given the currently available information from: industry assessments of exposures; preliminary claims information obtained from policyholders, cedants and brokers to-date; and a review of in-force contracts. Actual gross losses from these events may vary materially from initial estimates due to the inherent uncertainties in making such determinations.

Incurred but not reported (“IBNR”) claims

The estimation of IBNR claims within the Statement of Financial Position is generally subject to a greater degree of uncertainty than the estimation of notified outstanding claims as less information is available. IBNR claims may often not be apparent to the insured until many years have passed following the event which trigger such claims. Business classes where the proportion of IBNR claims are high in relation to total claims provisions will typically display greater variations between initial estimates and the final outcomes because of greater difficulties estimating these. Business classes where claims are typically reported relatively quickly after the claim event tend to display lower levels of volatility.

In calculating IBNR claims, the Company applies the three reserving methods of a priori loss ratio, link ratio and Bornhuetter Ferguson. The Company then selects the most appropriate method based on information derived by underwriters and actuaries during the initial pricing of the business, supplemented by industry data where appropriate.

These methods consider, among other things, premium rate changes, claims inflation and changes in terms and conditions that have been observed in the market.

STATEMENT OF ACCOUNTING POLICIES TOKIO MILLENNIUM RE (UK) LIMITED

STATEMENT OF ACCOUNTING POLICIES (continued)

(h)	Claims incurred (continued)

The IBNR for each class of business is set to represent the best estimate of future claims with appropriate allowance for all risks faced. There is no longer a margin included in the IBNR. The IBNR in previous years has included a margin to take into account uncertainties in its estimation that arise from the fact that the claims experience is underdeveloped and that industry benchmark data is at times used in the reserving methodologies. The level of this margin has generally been decreasing each year as these uncertainties have reduced.

Assumed treaty contracts

These contracts currently comprise a mixed portfolio of Property, Liability, Accident/Health, Motor, Financial, Marine, Transport and Aggregate lines. The majority are short-to-medium tail in nature and there is generally not expected to be a significant delay between the occurrence of the claim and the claim being reported to the Company. Certain contracts have exposure to periodic payment orders and these are longer tail in nature where the claim payments are structured as annuities over an extended time horizon.

Direct contracts, assumed facultative contracts

These contracts comprise principally Property and Engineering lines. These are short-to-medium tail in nature and there is generally not expected to be a significant delay between the occurrence of the claim and the claim being reported to the Company.

Reinsurance recoveries

For ceded outstanding claims within the Statement of Financial Position, a separate estimate is made of the amounts that will be recoverable from reinsurers based upon the gross provision.

For ceded IBNR claims within the Statement of Financial Position, these are assumed to be consistent with the historical pattern of recoveries, and adjusted to reflect changes in the Company’s reinsurance programme over time.

An assessment is also made of their recoverability having regard to market data on the financial strength of the underlying reinsurers and their associated default probabilities.

(i)	Unexpired risk provisions (“URP”)

Unexpired risk provisions (“URP”) are established within the Statement of Financial Position for any deficiencies arising when unearned premium reserves (“UPR”), net of associated deferred acquisition costs (“DAC”) are insufficient to meet expected claims and expenses after taking into account future investment return arising from investments supporting the URP and UPR. The expected claims are calculated based on information available at the Statement of Financial Position date.

Unexpired risk surpluses and deficits are offset where business classes are managed together and a provision is made if an aggregate deficit arises.

(j)	Acquisition costs

Acquisition costs

Acquisition costs within the Statement of Comprehensive Income-Technical Account represent both external commissions and internal expenses associated with acquiring insurance contracts written during the financial period. Acquisition costs are recognised in the financial period in which the related premiums are earned, with the gross and ceded amounts disclosed separately.

Deferred acquisition costs (“DAC”)

Acquisition costs are deferred over the period in which related premiums are earned and are recognised within the Statement of Financial Position as deferred acquisition costs (“DAC”). DAC are retranslated at closing rate and will be charged in future financial periods’ Statement of Comprehensive Income - Technical Account.

STATEMENT OF ACCOUNTING POLICIES TOKIO MILLENNIUM RE (UK) LIMITED

STATEMENT OF ACCOUNTING POLICIES (continued)

(k)	Financial instruments

The Company has chosen to adopt FRS 102 section 11 in respect of financial instruments.

Financial assets

Basic financial assets, including trade and other receivables, cash and bank balances, bonds and similar debt instruments are initially recognised at transaction price. Upon their initial recognition, debt instruments are designated by the entity as fair value through profit or loss, and are subsequently measured at fair value which is the current bid market price. Any changes in fair value are recognised in the Statement of Comprehensive Income - Non Technical Account.

Financial assets are derecognised when: (a) the contractual rights to the cash flows from the asset expire or are settled; or (b) substantially all the risks and rewards of the ownership of the asset are transferred to another party; or (c) control of the asset has been transferred to another party who has the practical ability to unilaterally sell the asset to an unrelated third party without imposing additional restrictions.

Financial liabilities

Basic financial liabilities, including trade and other payables are initially recognised at transaction price and are subsequently stated at amortised cost. Trade payables are obligations to pay for goods and services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities. Trade payables are recognised at the transaction price when recorded.

Offsetting

Financial assets and liabilities are offset and the net amounts presented in the financial statements when there is an enforceable right to set off the recognised amounts, and there is an intention to settle on a net basis or to realise the asset and settle the liability simultaneously.

(I)	Investment return

Investment return is recognised within the Statement of Comprehensive Income and comprises:

•	Investment income earned during the financial period;

•	Investment expenses, charges or interest incurred during the financial period;

•	Movements in unrealised market value gains/losses during the financial period; and

•	Realised investment gains/losses arising from the sales and maturities of investments during the financial period.

Investment income

Investment income comprises:

•	Interest on bank balances, which are accounted for on an accruals basis;

•	Coupons on bonds, which are accounted for on an accruals basis; and

•	Returns on money market funds, which are accounted for on an accruals basis.

Investment expenses, charges or interest

These are recognised on an accruals basis.

Movements in unrealised gains/(losses)

Unrealised gains/(losses) on investments arising during the financial period represent the difference between:

•	The market value of investments at the Statement of Financial Position date, and their acquired cost if purchased during the financial period; or

•	The market value of investments at the Statement of Financial Position date, and their market value at the last Statement of Financial Position date if purchased in previous financial periods.

Realised gains/(losses)

These represent the difference between the net sales proceeds and acquired cost. Any unrealised gains/(losses) previously recognised will be reclassified as realised gains/(losses) upon the sale or maturity of investments.

(m)	Other income

Fee income arises from:

•	Income receivable by the Company from group undertakings for risk consultancy services; and

•	Income receivable by the Company from its sublease on an office premise.

STATEMENT OF ACCOUNTING POLICIES TOKIO MILLENNIUM RE (UK) LIMITED

STATEMENT OF ACCOUNTING POLICIES (continued)

(n)	Foreign currency translations and settlements

The Company’s reporting and functional currency is GBP.

The Company operates in the three transactional currencies of GBP/EUR/USD. All non-GBP/EUR/USD transactions are translated into GBP/EUR/USD at the actual rates prevailing on the respective dates of the transactions. At each period end:

•

Foreign currency monetary items, including the Statement of Comprehensive Income, are translated at closing rates. Individual line items in the Statement of Comprehensive Income are translated at the average rate, with the retranslation into closing rates taken to exchange gains and losses.

•	Foreign currency non-monetary items measured at historical cost are translated using the exchange rate prevailing at the date of the transaction.

•	Foreign currency non-monetary items measured at fair value are translated using the exchange rate prevailing at the date fair value was determined.

All foreign exchange gains and losses are recognised in the Statement of Comprehensive—Non Technical Account. These arise from:

•	Settlements of non-GBP/EUR/USD foreign currency transactions.

•	Retranslations of monetary items at period end exchange rates.

•	Differences on non-monetary items between theoretical period end exchange rate values, and the established historic or fair values recognised at various exchange rates.

(o)	Operating leases

Operating lease rentals are charged to the Statement of Comprehensive Income-Non Technical Account evenly over the period of the lease.

(p)	Current and deferred taxation

Current tax

Current tax is recognised in the Statement of Comprehensive Income-Non Technical Account and reflects:

•	Estimated tax charges/credits associated with the current financial period’s taxable profits/losses; and

•	Changes in previously estimated tax charges/credits associated with previous financial periods’ taxable profits/losses.

Deferred tax

Deferred tax assets/liabilities within the Statement of Financial Position arise from differences in timing between the recognition of taxable profits/losses in the consolidated financial statements, versus their recognition in the tax computation.

Provision is made for all material timing differences, including revaluations of investment gains/losses recognised within the Statement of Comprehensive Income—Non Technical Account. Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the period end and that are expected to apply to the reversal of the timing difference. This provision is not discounted.

Deferred tax assets are recognised to the extent that it is regarded more likely than not that these will be recovered.

(q)	Pension costs

The Company only operates a defined contribution pension scheme—a plan under which the Company pays fixed contributions into a separate entity. Once the contributions have been paid, the Company has no further payment obligations. Contributions to the scheme are charged to the Statement of Comprehensive Income—Technical Account and represent the amounts payable during the current financial period. Contributions are accumulated and invested by an independent scheme manager across a portfolio of assets which are held separately from the Company’s assets.

(r)	Tangible assets

Tangible assets are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes the original purchase price, costs directly attributable to bringing the asset to its working condition for its intended use, dismantling and restoration costs and borrowing costs capitalised. The costs of tangible assets are capitalised on the Statement of Financial Position within the following categories, and depreciated on a straight line basis over the estimated useful lives stipulated below:

•	Leasehold improvements 3 to 10 years

•	Furniture/fixtures/fittings 2 years

•	Computer hardware 2 years

•	Office equipment 2 years

The assets’ residual values and useful lives are reviewed, and adjusted, if appropriate, at the end of each reporting period. The effect of any change is accounted for prospectively.

(s)	Distributions to equity shareholders

Dividends and other distributions to Company’s shareholders are recognised as a liability in the financial statements in the period in which the dividends and other distributions are approved by the Company’s shareholders. These amounts are recognised in the Statement of Changes in Equity.

(t)	Cash and cash equivalents

Cash and cash equivalents includes cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less and bank overdrafts. Bank overdrafts, when applicable, are shown within borrowings in current liabilities.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT

The Company, through its risk management function and the Risk Committee, seeks to identify all material risks inherent in its business including emerging risks, understand the manifestations of each risk, then assess, control, mitigate and manage these risks appropriately.

The objectives of the Company’s risk management function are to ensure that:

•	all material risks are proactively identified;

•	the probability and impact of each risk are quantified on a pre-mitigation and post-mitigation basis;

•	the potential to cause losses or generate profits is understood and assessed;

•	appropriate action is taken to manage the assumption of each risk based on that assessment and the Company’s stated risk appetite;

•	an appropriate level of capital is held to cover financial and non-financial risks from all sources; and

•	following a severe catastrophic event(s), appropriate capital action can be executed to remain solvent and meet its obligations under reinsurance contracts.

The oversight of the Company’s risk management function falls within the remit of the Risk Committee, a subcommittee of the Executive Committee which reports to the Board of Directors. The Risk Committee is charged with setting the orientation of the Company’s business. It pays particular attention to business strategy, capital allocation, risk control framework and ensures these are implemented.

The Company is exposed to risks from several sources. These fall into the broad categories of: underwriting risk (comprising premium, catastrophe and reserve); financial risk (comprising interest rate, foreign exchange, credit and liquidity); operational risk; and strategic risk.

Underwriting risk

Underwriting risk consists of premium risk, catastrophe risk and reserve risk.

Underwriting risk arise either from the acceptance of risks that do not comply with the Company’s underwriting guidelines and corporate strategy, or from the acceptance of risks that result in losses and expenses greater than it had anticipated at the time of underwriting.

As a reinsurance Company, TMRUK is in the business of taking underwriting risk and therefore has a high appetite for underwriting risk. The Company’s risk limits are defined in the Company’s risk appetite and risk tolerance limits for all underwriting risks.

The Company has underwriting guidelines in place that clearly define each underwriter’s authority, permitted territorial scope, risks to be written, risks to be avoided, acceptance limits, maximum policy period, maximum net retention, and outward reinsurance.

As part of the Company’s risk control strategy and governance, all contracts must be reviewed and approved by the Executive Committee, a sub-committee of the Audit Committee, before these can be bound.

The Company employs experienced catastrophe analysts and modellers, as well as experienced and credentialed actuaries, to perform pricing analyses ensuring each risk is adequately priced.

Financial risk

Financial risk refers to the risk of financial loss due to a change in the value of the Company’s assets, or a change of market risk factors that affect the value of such assets. The Company has identified the following as its main sources of financial risks: interest rate risk, foreign exchange risk, credit risk and liquidity risk.

Operational risk

Operational risk refers to the risk of financial or other loss, or potential damage to the Company’s reputation resulting from inadequate or failed internal processes, people and systems, or from external events.

Strategic risk

Strategic risk is the risk to earnings or capital arising from adverse business decisions or improper implementation of those decisions, or inability to act in response to business opportunities, or to adapt to changes in its operating environment.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(a)	Underwriting risk - premium

Premium risk is the risk that the premium to be earned over the next 12 month period from the in-force, new or renewal reinsurance contracts is insufficient to cover the claim costs, claim adjustment expenses as well as the acquisition costs to be incurred by those contracts over the same period.

Gross written premium of £(8,216) thousand (2017: £(5,135)) thousand relates to revisions in premium estimates primarily on Property and Marine.

Details of gross premiums written by geographical area of risk insured are set out below.

	2018		2017
	Gross written premiums £000%		Gross written premiums £000%
Geographic area of risk insured
Worldwide	(4,257)	53%	(2,987)	58%
Asia and Australia	(2,170)	27%	(2,312)	45%
Africa and Middle East	(685)	8%	(254)	5%
North, Central and South America	(736)	9%	(114)	2%
United Kingdom	(435)	4%	(13)	1%
Europe	67	1%	545	(11)%

	(8,216)	100%	(5,135)	100%

Details of gross premiums written by line of business are provided below.

	2018		2017
	Gross written premiums £000%		Gross written premiums £000%
Line of business
Property	(4,048)	49%	(3,466)	67%
Financial Lines	(101)	1%	(3,075)	61%
Transport	(583)	7%	(354)	7%
Marine	(2,017)	25%	(305)	6%
Accident and Health	(39)	0%	(25)	0%
Aggregate Cover	(92)	1%	9	(0)%
Motor	(305)	4%	388	(8)%
Liability	(1,031)	13%	1,693	(33)%

	(8,216)	100%	(5,135)	100%

(b)	Underwriting risk - catastrophe

Catastrophe risk is the risk that the premium to be earned over the next 12 month period from the catastrophe exposed reinsurance contracts (in-force, new or renewal) is insufficient to cover potential claim costs, claim adjustment expenses as well as the acquisition costs associated with those contracts that may originate from extreme or exceptional catastrophic events over the same period, such as but not limited to hurricanes, earthquakes, windstorms, landslides, and terrorist attacks.

Catastrophe risk is classified as a separate and distinct class of underwriting risk mainly due to its low frequency and high severity characteristics, its potential to affect numerous contracts simultaneously, and inflict significant erosion of the Company’s capital.

The Company has made a series of strategic moves to diversify, spread and dilute its catastrophic exposures as well as optimise its underwriting portfolio through geographical diversification and by spreading risks across multiple lines of businesses.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(c)	Underwriting risk - reserve

Reserve risk is the risk that the best (point) estimate of unpaid loss and loss adjustment expense reserves (collectively “claims reserves”) are inadequate to cover all future payments for the settlement of claims from all prior accident years occurring at or before the valuation date.

Reserve risk is distinct from premium risk and is related to premium exposures that have already been earned, as well as claims outstanding.

A summary of changes in claims reserves is presented in Note 6. This comprises outstanding claims reserves, claims incurred but not reported reserves, unallocated loss adjustment reserves and any reinsurers’ share thereof. There was no change to the Company’s reserving methodology during the year.

To manage reserving risk, the Company’s actuarial team uses a range of recognised actuarial techniques to project gross premiums written to ultimate, monitor claims development patterns, and stress test ultimate insurance liabilities. An independent firm of actuaries also performs an annual reprojection of the ultimate insurance liabilities.

A full analysis of claims reserves is performed on a quarterly basis. The analysis is reviewed by and discussed with underwriters, actuaries, claims, finance and senior management prior to submission to the Reserve Committee, a sub-committee of the Executive Committee. The Reserve Committee’s remit is to review the sufficiency of the estimated claims reserves and to critically assess the claims reserving practices of the Company.

The claims reserves established can be more or less than adequate to meet individual claims arising. The level of uncertainty varies significantly from class to class but can arise from inadequate reserves for known large losses and catastrophes, or from inadequate provision for unknown losses. The Company believes that the claims reserves established are adequate, however a 1% improvement/deterioration in the total estimated losses would have an impact on profit before tax of £1,800 thousand gain/loss (2017: £2,197 thousand).

Concentrations of claims reserves by line of business are provided below.

	2018		2017
Gross claims reserves	Claims reserves £000%		Claims reserves £000%
Line of business
Motor	97,201	53%	64,106	42%
Liability	36,053	20%	39,693	26%
Property	19,113	11%	22,213	15%
Financial Lines	17,156	10%	14,644	10%
Marine	7,002	4%	7,672	5%
Transport	2,195	1%	2,484	2%
Aggregate Cover	810	1%	1,015	2%
Accident and Health	486	0%	377	0%

	180,016	100%	152,204	100%

Lump sum payments in settlement of bodily injury claims that are decided by the UK courts are calculated in accordance with the Ogden Tables and discount rate. The Ogden discount rate is set by the Lord Chancellor and is applied when calculating the present value of future care costs and loss of earnings for claims settlement purposes. Following the announcement by the Ministry of Justice on 27 February 2017 to decrease the Ogden rate from 2.75% to -0.75%, balance sheet reserves were calculated using a rate of -0.75%. On 20 March 2018, the Government announced that it will introduce the Civil Liability Bill (the Bill), which includes provisions to amend the discount rate. In December 2018 the Bill became an Act of Parliament, meaning that a new Ogden discount rate will be set by the Lord Chancellor in 2019. Based upon this, there is certainty that there will be a change in the Ogden rate in 2019, but uncertainty remains around the amount and timing of the final rate. At December 2018, the claim reserves have been calculated using a discount rate of 0.00% (2017: - 0.75%) resulting in a release of £10.9 million, though the rate to be announced by the Lord Chancellor later this year may result in a different discount rate.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(c)	Underwriting risk - reserve (continued)

The table below summarises the development of gross ultimate cumulative claim estimates at the end of each financial year, illustrating how amounts estimated have changed from the first estimate made.

2018	Underwriting years
Gross ultimate liability estimates	2005	2006	2007	2008	2009	2010
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	17,474	11,230	19,639	43,205	29,520	44,369
End of financial year 2	25,287	27,944	54,944	58,392	53,457	61,896
End of financial year 3	22,947	40,886	54,431	61,402	52,591	53,030
End of financial year 4	24,896	35,449	53,777	64,093	50,098	50,859
End of financial year 5	23,325	35,595	60,522	69,561	51,286	50,525
End of financial year 6	22,505	31,542	64,342	68,261	50,873	50,385
End of financial year 7	22,317	32,675	65,825	65,796	50,763	50,046
End of financial year 8	22,497	32,163	61,899	63,182	52,632	47,510
End of financial year 9	22,674	30,774	60,106	64,609	51,597	47,401
End of financial year 10	22,584	30,556	60,519	65,011	52,577
End of financial year 11	22,534	30,501	59,525	64,992
End of financial year 12	22,158	30,398	59,591
End of financial year 13	22,537	30,813
End of financial year 14	22,443

Ultimate liability	22,443	30,813	59,591	64,992	52,577	47,401
Paid to-date	(22,056)	(29,837)	(57,552)	(61,721)	(47,592)	(44,749)

Unpaid liability (excluding ULAE)	387	976	2,039	3,271	4,985	2,652
ULAE liability	8	18	38	60	92	49

Unpaid liability (including
ULAE) at 31 December 2018	395	994	2,077	3,331	5,077	2,701

2018	Underwriting years
Gross ultimate liability estimates	2011	2012	2013	2014	2015	Total
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	35,481	35,314	40,679	58,555	76,746
End of financial year 2	52,632	53,808	80,172	109,511	132,391
End of financial year 3	45,713	51,991	86,084	120,341	129,323
End of financial year 4	43,929	52,238	96,091	122,936	131,572
End of financial year 5	43,911	65,248	96,227	119,993
End of financial year 6	44,158	60,954	90,958
End of financial year 7	43,478	60,789
End of financial year 8	41,889
End of financial year 9
End of financial year 10
End of financial year 11
End of financial year 12
End of financial year 13
End of financial year 14

Ultimate liability	41,889	60,789	90,958	119,993	131,572	723,018
Paid to-date	(41,452)	(45,796)	(58,055)	(65,610)	(71,433)	(545,853)

Unpaid liability (excluding ULAE)	437	14,993	32,903	54,383	60,139	177,165
ULAE liability	8	221	487	875	995	2,851

Unpaid liability (including ULAE)
at 31 December 2018	445	15,214	33,390	55,258	61,134	180,016

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(c)	Underwriting risk - reserve (continued)

The table below summarises the development of net ultimate cumulative claim estimates at the end of each financial year, illustrating how amounts estimated have changed from the first estimate made.

2018	Underwriting years
Net ultimate liability estimates	2005	2006	2007	2008	2009	2010
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	12,511	11,230	19,639	43,205	29,520	44,369
End of financial year 2	20,603	27,944	54,944	58,392	53,457	61,896
End of financial year 3	19,815	40,886	54,431	61,402	52,591	53,030
End of financial year 4	19,079	35,449	53,777	64,093	50,098	50,859
End of financial year 5	18,866	35,595	60,522	69,561	51,286	50,525
End of financial year 6	18,046	31,542	64,342	68,261	50,873	50,385
End of financial year 7	17,858	32,675	65,825	65,796	50,763	50,046
End of financial year 8	18,038	32,163	61,899	63,182	52,632	47,510
End of financial year 9	18,215	30,774	60,106	64,609	51,597	47,401
End of financial year 10	18,125	30,556	60,519	65,011	52,577
End of financial year 11	18,075	30,501	59,525	64,992
End of financial year 12	17,699	30,398	59,591
End of financial year 13	18,078	30,813
End of financial year 14	17,983

Ultimate liability	17,983	30,813	59,591	64,992	52,577	47,401
Paid to-date	(17,596)	(29,837)	(57,552)	(61,721)	(47,592)	(44,749)

Unpaid liability (excluding ULAE)	387	976	2,039	3,271	4,985	2,652
ULAE liability	8	18	38	60	92	49

Unpaid liability (including ULAE)
at 31 December 2018	395	994	2,077	3,331	5,077	2,701

2018	Underwriting years
Net ultimate liability estimates	2011	2012	2013	2014	2015	Total
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	35,122	26,435	39,427	57,534	76,746
End of financial year 2	52,632	44,156	78,742	105,555	132,391
End of financial year 3	45,713	41,548	84,763	117,865	129,323
End of financial year 4	43,929	42,996	94,522	119,024	131,572
End of financial year 5	43,911	55,444	96,227	116,080
End of financial year 6	44,158	51,887	90,958
End of financial year 7	43,478	51,178
End of financial year 8	41,889
End of financial year 9
End of financial year 10
End of financial year 11
End of financial year 12
End of financial year 13
End of financial year 14
Ultimate liability	41,889	51,178	90,958	116,080	131,572	705,034
Paid to-date	(41,452)	(38,049)	(58,055)	(61,779)	(71,435)	(529,817)

Unpaid liability (excluding ULAE)	437	13,129	32,903	54,301	60,137	175,217
ULAE liability	8	221	487	875	995	2,851

Unpaid liability (including ULAE)
at 31 December 2018	445	13,350	33,390	55,176	61,132	178,068

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(c)	Underwriting risk - reserve (continued)

The table below summarises the development of gross ultimate cumulative claim estimates at the end of each financial year, illustrating how amounts estimated have changed from the first estimate made.

2017	Underwriting years
Gross ultimate liability estimates	2005	2006	2007	2008	2009	2010
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	17,474	11,230	19,639	43,205	29,520	44,369
End of financial year 2	25,287	27,944	54,944	58,392	53,457	61,896
End of financial year 3	22,947	40,886	54,431	61,402	52,591	53,030
End of financial year 4	24,896	35,449	53,777	64,093	50,098	50,859
End of financial year 5	23,325	35,595	60,522	69,561	51,286	50,525
End of financial year 6	22,505	31,542	64,342	68,261	50,873	50,385
End of financial year 7	22,317	32,675	65,825	65,796	50,763	50,046
End of financial year 8	22,497	32,163	61,899	63,182	52,632	47,510
End of financial year 9	22,674	30,774	60,106	64,609	51,597
End of financial year 10	22,584	30,556	60,519	65,011
End of financial year 11	22,534	30,501	59,525
End of financial year 12	22,158	30,398
End of financial year 13	22,537

Ultimate liability	22,537	30,398	59,525	65,011	51,597	47,510
Paid to-date	(21,945)	(29,633)	(57,447)	(61,558)	(47,541)	(44,640)

Unpaid liability (excluding ULAE)	592	765	2,078	3,453	4,056	2,870
ULAE liability	11	14	38	64	75	53

Unpaid liability (including ULAE)
at 31 December 2017	603	779	2,116	3,517	4,131	2,923

2017	Underwriting years
Gross ultimate liability estimates	2011	2012	2013	2014	2015	Total
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	35,481	35,314	40,679	58,555	76,746
End of financial year 2	52,632	53,808	80,172	109,511	132,391
End of financial year 3	45,713	51,991	86,084	120,341	129,323
End of financial year 4	43,929	52,238	96,091	122,936
End of financial year 5	43,911	65,248	96,227
End of financial year 6	44,158	60,954
End of financial year 7	43,478
End of financial year 8
End of financial year 9
End of financial year 10
End of financial year 11
End of financial year 12
End of financial year 13

Ultimate liability	43,478	60,954	96,227	122,936	129,323	729,496
Paid to-date	(41,183)	(42,804)	(50,551)	(57,702)	(58,066)	(513,070)

Unpaid liability (excluding ULAE)	2,295	18,150	45,676	65,234	71,257	216,426
ULAE liability	42	222	624	980	1,116	3,239

Unpaid liability (including ULAE)
at 31 December 2017	2,337	18,372	46,300	66,214	72,373	219,665

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(c)	Underwriting risk - reserve (continued)

The table below summarises the development of net ultimate cumulative claim estimates at the end of each financial year, illustrating how amounts estimated have changed from the first estimate made.

2017	Underwriting years
Net ultimate liability estimates	2005	2006	2007	2008	2009	2010
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	12,511	11,230	19,639	43,205	29,520	44,369
End of financial year 2	20,603	27,944	54,944	58,392	53,457	61,896
End of financial year 3	19,815	40,886	54,431	61,402	52,591	53,030
End of financial year 4	19,079	35,449	53,777	64,093	50,098	50,859
End of financial year 5	18,866	35,595	60,522	69,561	51,286	50,525
End of financial year 6	18,046	31,542	64,342	68,261	50,873	50,385
End of financial year 7	17,858	32,675	65,825	65,796	50,763	50,046
End of financial year 8	18,038	32,163	61,899	63,182	52,632	47,510
End of financial year 9	18,215	30,774	60,106	64,609	51,597
End of financial year 10	18,125	30,556	60,519	65,011
End of financial year 11	18,075	30,501	59,525
End of financial year 12	17,699	30,398
End of financial year 13	18,078

Ultimate liability	18,078	30,398	59,525	65,011	51,597	47,510
Paid to-date	(17,486)	(29,633)	(57,447)	(61,558)	(47,541)	(44,640)

Unpaid liability (excluding ULAE)	592	765	2,078	3,453	4,056	2,870
ULAE liability	11	14	38	64	75	53

Unpaid liability (including ULAE)
at 31 December 2017	603	779	2,116	3,517	4,131	2,923

2017	Underwriting years
Net ultimate liability estimates	2011	2012	2013	2014	2015	Total
at end of financial years	£000	£000	£000	£000	£000	£000
End of financial year 1	35,122	26,435	39,427	57,534	76,746
End of financial year 2	52,632	44,156	78,742	105,555	132,391
End of financial year 3	45,713	41,548	84,763	117,865	129,323
End of financial year 4	43,929	42,996	94,522	119,024
End of financial year 5	43,911	55,444	96,227
End of financial year 6	44,158	51,887
End of financial year 7	43,478
End of financial year 8
End of financial year 9
End of financial year 10
End of financial year 11
End of financial year 12
End of financial year 13

Ultimate liability	43,478	51,887	96,227	119,024	129,323	712,058
Paid to-date	(41,183)	(35,301)	(50,551)	(53,919)	(58,065)	(497,324)

Unpaid liability (excluding ULAE)	2,295	16,586	45,676	65,105	71,258	214,734
ULAE liability	42	222	624	980	1,116	3,239

Unpaid liability (including ULAE)
at 31 December 2017	2,337	16,808	46,300	66,085	72,374	217,973

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(d)	Financial risk - interest

Interest rate risk is a function of general economic and financial market factors (such as the level, trend and volatility of interest rates) as well as the characteristics of the individual debt securities held in the Company’s investment portfolio. The Company cannot control the former but it can control the latter.

The Company manages interest rate risk by calculating the value-at-risk, average maturity and average duration of its debt securities portfolio. These indicators measure the sensitivity of the portfolio’s valuation to changes in interest rates. There is currently minimal interest rate risk exposure on the portfolio as these are principally short-to-medium term in duration.

Investment guidelines are established to manage this risk. These guidelines set parameters within which the external investment managers must operate. The guidelines are approved by the Audit Committee which is a sub-committee of the Board of Directors. The investment guidelines specify the limitations on the maximum percentage of assets that can be invested in a single issuer or in a single asset class. There are also specific limitations on the maximum maturity for various asset classes and minimum requirements of credit ratings.

The investment mix of debt securities held in the portfolio is as follows:

	2018
	Fixed Rate		Floating Rate		Total
Debt securities	Fair values £000%		Fair values £000%		Fair values £000%
UK government	137,515	46%	—	0%	137,515	46%
Non-UK government	1,880	1%	—	0%	1,880	1%
Non-UK government agencies	19,073	6%	314	0%	19,387	6%
Supranational	19,676	7%	392	0%	20,068	7%
Corporate	78,605	26%	25,025	8%	103,630	34%
Government backed	17,852	6%	394	0%	18,246	6%

	274,601	92%	26,125	8%	300,727	100%

	2017
	Fixed Rate		Floating Rate		Total
Debt securities	Fair values £000%		Fair values £000%		Fair values £000%
UK government	167,865	51%	—	0%	167,865	51%
Non-UK government	3,485	1%	2,591	1%	6,076	2%
UK Government agencies	1,465	0%	—	0%	1,465	0%
Non-UK government agencies	17,617	6%	703	0%	18,320	6%
Supranational	21,376	7%	739	0%	22,115	7%
Corporate	63,173	19%	21,922	7%	85,095	26%
Government backed	25,991	8%	—	0%	25,991	8%

	300,972	92%	25,955	8%	326,927	100%

The sensitivity analysis for interest rate risk illustrates how changes in the portfolio’s fair values will fluctuate because of changes in market interest rates at the reporting date. This is detailed below assuming linear movements in interest rates.

	2018		2017
	Fair Value Movement		Fair Value Movement
Shifts in market interest rates	£000%		£000%
100 basis points	(7,145)	(2.4%)	(7,257)	(2.2%)
75 basis points	(5,405)	(1.8%)	(5,490)	(1.7%)
50 basis points	(3,635)	(1.2%)	(3,692)	(1.1%)
25 basis points	(1,833)	(0.6%)	(1,862)	(0.6%)
(25) basis points	1,867	0.6%	1,897	0.6%
(50) basis points	3,769	1.3%	3,828	1.2%
(75) basis points	5,707	1.9%	5,797	1.8%
(100) basis points	7,682	2.6%	7,804	2.4%

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(e)	Financial risk - foreign exchange

Although the Company’s presentation and reporting currency is GBP, it operates internationally and its exposures to foreign exchange risk arise primarily from USD and EUR currencies when these exchange rates fluctuate against GBP. This impacts the USD and EUR - denominated transactions, assets and liabilities. The Company seeks to mitigate foreign exchange risk by closely matching the estimated foreign currency denominated liabilities with assets in the same currency.

The Company’s USD and EUR - denominated assets and liabilities, translated into their carrying GBP amounts at these exchange rates of GBP 1 : USD 1.2760 : EUR 1.1127 (2017: GBP 1 : USD 1.3521 : EUR 1.1259) are as follows.

	2018
	GBP denominations £000	USD denominations £000	EUR denominations £000	Total £000
Total assets	335,341	44,727	15,461	395,529
Total liabilities	123,120	51,105	14,635	188,860

Total equity	212,221	(6,378)	826	206,669

	2017
	GBP denominations £000	USD denominations £000	EUR denominations £000	Total £000
Total assets	349,164	62,792	19,510	431,466
Total liabilities	159,584	52,374	14,985	226,943

Total equity	189,580	10,418	4,525	204,523

The impact on equity of a USD and EUR foreign exchange rate shift of 10% weakening or strengthening against GBP is detailed below. This assumes all other variables, such as interest rates, remain constant while the underlying assets and liabilities in their base currencies also remain unchanged.

	2018
Shifts in foreign exchange rates against GBP	USD denominated equity £000	EUR denominated equity £000	Total in/ (de)crease £000
10% weaker	580	(75)	505
10% stronger	(709)	92	(617)

	2017
Shifts in foreign exchange rates against GBP	USD denominated equity £000	EUR denominated equity £000	Total in/ (de)crease £000
10% weaker	(947)	(411)	(1,358)
10% stronger	1,158	503	1,661

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(f)	Financial risk - credit

Credit risk is the risk of potential financial loss due to unexpected default, or deterioration in the credit ratings of asset counterparties - causing a loss in asset values. These include in/reinsurance debtors receivable from brokers/cedants and financial investments with a diverse range of counterparty issuers.

Credit risk on in/reinsurance debtors is managed by conducting business with reputable intermediaries, with whom the Company has established relationships, and by rigorous cash collection procedures on overdue debtors.

Credit risk on financial investment is managed by stipulating a minimum credit rating score for each security within an asset class, setting exposure limits in each credit rating band, and limiting the amounts of credit exposure with any one counterparty.

The maturity dates of in/reinsurance debtors are as follows.

	2018 £000	2017 £000
Less than 3 months overdue	5,794	13,244
Between 4 and 12 months overdue	156	775
Between 1 and 2 years overdue	113	329
Beyond 2 years overdue	568	550
Doubtful debt provision	(801)	(1,782)

	5,830	13,116

An analysis of the financial investment and in/reinsurance debtor exposures by counterparty credit ratings is as follows.

	2018
	Debt securities £000	Participations in investment pools £000	Deposits with credit institutions £000	Cash at bank and in hand £000	Debtors arising out of in/ reinsurance operations £000	Total £000
AAA	166,809	58,247	—	—	—	225,056
AA+	11,408	—	—	—	—	11,408
AA	27,501	—	—	—	—	27,501
AA-	22,300	—	—	5,297	—	27,597
A+	18,266	—	—	84	4,364	22,714
A	18,663	—	3,919	175	54	22,811
A-	16,304	—	1,959	13,644	—	31,907
BBB+	8,424	—	—	—	—	8,424
BBB	11,051	—	—	—	—	11,051
Not rated	—	—	—	—	2,213	2,213

	300,726	58,247	5,878	19,200	6,631	390,682

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(f)	Financial risk - credit (continued)

	2017
	Debt securities £000	Participations in investment pools £000	Deposits with credit institutions £000	Cash at bank and in hand £000	Debtors arising out of in/reinsurance operations £000	Total £000
AAA	67,012	18,674	—	—	2	85,688
AA+	11,950	—	—	—	548	12,498
AA	170,788	—	—	—	18	170,806
AA-	15,669	—	—	19,641	53	35,363
A+	18,875	—	—	1,575	3,606	24,056
A	22,716	—	25,829	243	328	49,116
A-	7,735	—	3,698	13,485	4	24,922
BBB+	4,851	—	—	—	—	4,851
BBB	7,331	—	—	—	21	7,352
Not rated	—	—	—	—	10,319	10,319

	326,927	18,674	29,527	34,944	14,899	424,971

Debtors arising out of in/reinsurance operations

•

These reflect counterparty credit exposures to policyholders/cedants that arise in the course of conducting underwriting activities. Exposures in the “not rated” category relate to policyholders/cedants that do not have a credit rating. Notwithstanding, the Company transacts most of its in/reinsurance business through major and reputable intermediaries, where the relationships are either governed by terms of business agreements of a non-risk transfer type, or the law of agency in the absence of agreements - where the legal effect of either is the same.

•

Legally, this means the Company is not on risk until the monies are received from policyholders/cedants by the Company—as the intermediary is acting in its capacity as agent rather than as principal. Consequently, monies received from policyholders/cedants by intermediaries that fail to pass these on will not result in the Company being on risk. Therefore, the Company’s overall counterparty credit exposures are deemed to be low as the in/reinsurance coverage with policyholders/cedants could be cancelled pro rata temporis if monies are not received.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(g)	Financial risk - liquidity

Liquidity risk is the risk that the Company is unable to meet its contractual obligations in a timely manner due to the inability of its investment assets to be sold without causing a significant movement in the price and with minimum loss in value.

The Company aims to keep liquidity risk as low as possible to be able to meet its contractual obligations in a timely manner, even under stressed scenarios such as following a major catastrophic event.

The Company’s investment guidelines puts the safety and liquidity of its investable assets before and above its pursuit of investment returns. The Company holds a significant amount of its assets in shorter-term cash, deposits and investment pool. Its longer term assets are invested in debt securities, almost all of which are of high credit quality and can be sold on the open market quickly with little or no impact on prices.

The maturity dates of financial investment and cash at bank and in hand are as follows.

	2018
	0-1 year £000	2-3 years £000	4-5 years £000	> 5 years £000	Total £000
Listed debt securities	95,967	94,236	78,546	31,977	300,726
Participations in investment pools	58,247	—	—	—	58,247
Deposits with credit institutions	5,878	—	—	—	5,878
Cash at bank and in hand	19,200	—	—	—	19,200

	179,292	94,236	78,546	31,977	384,051

	2017
	0-1 year £000	2-3 years £000	4-5 years £000	> 5 years £000	Total £000
Listed debt securities	120,120	93,644	81,208	31,955	326,927
Participations in investment pools	18,674	—	—	—	18,674
Deposits with credit institutions	29,527	—	—	—	29,527
Cash at bank and in hand	34,944	—	—	—	34,944

	203,265	93,644	81,208	31,955	410,072

The maturity dates of claim reserves (excluding unearned premium reserves) shown below are based on estimated future payment outflows.

	2018
	0-1 year £000	2-3 years £000	4-5 years £000	> 5 years £000	Total £000
Outstanding claims reserves	44,897	39,538	21,546	19,347	125,328
Claims incurred but not reported reserves	18,571	16,353	8,911	8,002	51,837
Unallocated loss adjustment expense reserves	1,022	899	490	440	2,851

	64,490	56,790	30,947	27,789	180,016

	2017
	0-1 year £000	2-3 years £000	4-5 years £000	> 5 years £000	Total £000
Outstanding claims reserves	38,089	48,239	27,048	26,081	139,457
Claims incurred but not reported reserves	21,022	26,624	14,928	14,395	76,969
Unallocated loss adjustment expense reserves	885	1,120	628	606	3,239

	59,996	75,983	42,604	41,082	219,665

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(h)	Operational risk

Operational risk refers to the risk of financial or other loss, or potential damage to the Company’s reputation resulting from inadequate or failed internal processes, people and systems or from external events.

The following are some examples of operational risks facing the Company:

•	Legal and compliance risk.

•	Information technology risk.

•	Loss of key officers or employees.

•	System failure and business interruption.

•	Execution errors.

•	Employment practice liability.

•	Internal and external fraud.

These risks are managed through internal control processes and monitoring tools such as the risk register.

The Company has a low appetite for operational risk. Unlike underwriting and financial risks, operational risk has no upside and only downside, and therefore should be avoided if feasible and cost-effective.

Operational risk is difficult to quantify but can only be controlled through appropriate corporate governance and internal control measures. The Company has developed a number of policies and procedures aimed to control or mitigate the negative impact that may potentially result from operational risk events.

(i)	Strategic risk

Strategic risk is the risk to earnings or capital arising from adverse business decisions or the improper implementation of those decisions, or the inability to act in response to business opportunities or adapt to changes in its operating environment.

The following are examples of strategic risks facing the Company:

•	Planning processes that are not fully integrated with internal financial indicators and external benchmarks, or are based on forecasts that are inherently optimistic.

•	Deficiencies and weaknesses in understanding of regulatory requirements, and risk comprehension by claims handling staff.

•	Failure of large information technology and infrastructure projects to achieve specified goals.

The responsibility for strategic risk control and mitigation rests with the Executive Committee, a sub-committee of the Board of Directors.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(j)	Capital management

The Company attempts to identify and appropriately define all material risks internal and external to the Company, understand the manifestations of each risk, and ensure that risks are managed, controlled or mitigated. To the extent that a risk is not fully mitigated, the Company will measure the financial impact of the risk and include it in its capital adequacy assessment and measurement framework. The internal capital model covers all of the material risks identified above, including regulatory obligations.

The Company’s objectives in managing its capital are:

•	To match the profile of its assets and liabilities, taking account of the risks inherent in the business.

•	To satisfy the requirements of its policyholders, regulators and rating agencies.

•	To retain financial flexibility by maintaining strong liquidity and access to a range of capital markets.

•	To allocate capital efficiently in order to support stability.

•	To manage exposures in line with movements in exchange rates.

The Company has various sources of capital available to it and seeks to optimise its capital usage to consistently optimise shareholder returns. The Company considers not only the traditional sources of capital funding but the alternative sources of capital including reinsurance when assessing its capital deployment and associated usage. The Company manages as capital, all items that are eligible to be treated as capital for regulatory purposes.

The Company is regulated by the Prudential Regulation Authority and the Financial Conduct Authority. As a regulated entity, it is subject to insurance solvency regulations under the EU Directive and the Solvency II Directive - which specify the minimum amount and type of capital that must be held in excess of its insurance liability obligations - in order to meet a certain solvency threshold. The Company manages capital in accordance with these rules and has embedded in its asset liability management framework the necessary tests to ensure continuous and full compliance with such regulations. In summary:

•

At 31 December 2018, under the Solvency II Directive (effective 1 January 2016) the estimated total capital available to meet the Solvency Capital Requirement (being the Own Funds) is £155.6 million with the estimated Solvency Capital Requirement at £81.5 million and the estimated total capital available to meet the Minimum Capital Requirement (being the Own Funds) is £155.6 million with the Minimum Capital Requirement at £25.0 million. The Company has complied with all externally imposed capital requirements throughout the year. The 31 December 2018 annual Solvency II returns are to be filed by 22 April 2019.

In addition, the Company manages capital by reference to various self-assessed risk-based measures, including but not limited to the use of internal models, throughout the year.

(k)	Fair value estimation

The table below analyses financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

•	Level 1

Valuations based on quoted prices in active markets. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these instruments does not entail a significant degree of judgment.

•	Level 2

Valuations based on prices of recent transactions when no quoted active price is available for identical assets or liabilities that the Company has the ability to access. Reference is also made to quoted prices for similar assets and liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals, broker quotes and certain pricing indices.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

1.	RISK MANAGEMENT (continued)

(k)	Fair value estimation (continued)

•	Level 3

Valuations based on a valuation technique. These measurements include circumstances where there is little, if any, market activity for the asset or liability. In these cases, significant management assumptions can be used to establish management’s best estimate of the assumptions used by other market participants in determining the fair value of the asset or liability.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement of the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgement, and the Company considers factors specific to the asset or liability.

Below is a summary of assets that are measured at fair value on a recurring basis:

	2018
Financial assets at fair value	Level 1 £000	Level 2 £000	Level 3 £000	Total £000
Listed debt securities
UK government	137,515	—	—	137,515
Non-UK government	1,880	—	—	1,880
Non-UK government agencies	18,026	1,361	—	19,387
Supranational	13,565	6,503	—	20,068
Corporate	88,115	15,515	—	103,630
Government backed	16,020	2,226	—	18,246
Participations in investment pools	58,247	—	—	58,247
Deposits with credit institutions	5,878	—	—	5,878
Cash at bank and in hand	19,200	—	—	19,200

	358,446	25,605	—	384,051

	2017
Financial assets at fair value	Level 1 £000	Level 2 £000	Level 3 £000	Total £000
Listed debt securities
UK government	167,865	—	—	167,865
Non-UK government	6,074	—	—	6,074
Non-UK government agencies	15,579	4,206	—	19,785
Supranational	15,613	6,502	—	22,115
Corporate	67,383	17,713	—	85,096
Government backed	23,487	2,505	—	25,992
Participations in investment pools	18,674	—	—	18,674
Deposits with credit institutions	29,527	—	—	29,527
Cash at bank and in hand	34,944	—	—	34,944

	379,146	30,926	—	410,072

During the year, there were no transfers (2017: none) made from Levels 1 or 2 into Level 3, and vice versa, within the fair value hierarchy.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

2.	SEGMENTAL INFORMATION

(a)	Analyses by placing type

	2018
	Gross premiums written £000	Gross premiums earned £000	Gross claims incurred £000	Gross operating expenses £000	Reinsu- rance balances £000	Underwriting profit/(loss) £000
Assumed treaty business
Proportional reinsurance	(6,942)	(5,381)	(3,965)	(1,775)	—	(11,121)
Non-proportional reinsurance	(1,202)	(1,171)	14,455	(171)	—	13,113
Direct and assumed facultative business	(72)	218	(617)	—	(38)	(437)

	(8,216)	(6,334)	9,873	(1,946)	(38)	1,555

	2017
	Gross premiums written £000	Gross premiums earned £000	Gross claims incurred £000	Gross operating expenses £000	Reinsu- rance balances £000	Underwriting profit/(loss) £000
Assumed treaty business
Proportional reinsurance	(6,216)	925	5,106	4,517	(2,724)	7,824
Non-proportional reinsurance	797	1,715	(2,776)	(1,810)	—	(2,871)
Direct and assumed facultative business	284	605	1,759	(89)	99	2,374

	(5,135)	3,245	4,089	2,618	(2,625)	7,327

The reinsurance balance represents the change to the Statement of Comprehensive Income - Technical Account Balance from the aggregate of all items relating to reinsurance outwards.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

2.	SEGMENTAL INFORMATION (continued)

(b)	Analyses by geographical area

	2018			2017
By destination	Assumed treaty £000	Direct/ assumed facultative £000	Total £000	Assumed treaty £000	Direct/ assumed facultative £000	Total £000
Gross premiums written
United Kingdom	(435)	—	(435)	(11)	(2)	(13)
North, Central and South America	(736)	—	(736)	(247)	134	(113)
Europe	5	62	67	476	69	545
Worldwide	(4,262)	5	(4,257)	(3,006)	19	(2,987)
Africa and Middle East	(545)	(140)	(685)	(318)	64	(254)
Asia and Australia	(2,171)	1	(2,170)	(2,313)	—	(2,313)

	(8,144)	(72)	(8,216)	(5,419)	284	(5,135)

	2018			2017
By origin	Assumed treaty £000	Direct/ assumed facultative £000	Total £000	Assumed treaty £000	Direct/ assumed facultative £000	Total £000
United Kingdom
Gross premiums written	(8,144)	(72)	(8,216)	(5,419)	284	(5,135)
Profit/(loss) before tax	3,072	(434)	2,638	5,693	2,376	8,069
Profit/(loss) after tax	2,500	(354)	2,145	4,697	1,961	6,658
Net assets	199,486	7,183	206,669	198,485	6,038	204,523

Net assets attributable to assumed treaty operations, and to direct and facultative operations have been distributed based on total capital as a % of total liabilities.

3.	PROVISION FOR UNEARNED PREMIUMS

	2018 £000	2017 £000
Gross
At beginning of year	2,604	11,304
Exchange gain/(loss) on retranslation of brought forward balances from last to this year closing rates	110	(440)
Increase/(decrease) during year (refer Note 4)	(1,882)	(8,380)
Exchange gain/(loss) on retranslation of in-year movement from average to closing rates	(66)	120

At end of year	766	2,604

Reinsurers’ share
At beginning of year	317	662
Exchange gain/(loss) on retranslation of brought forward balances from last to this year closing rates	12	(28)
Increase/(decrease) during year (refer Note 4)	(291)	(321)
Exchange loss/(gain) on retranslation of in-year movement from average to closing rates	(7)	4

At end of year	31	317

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

4.	EARNED PREMIUMS, NET OF REINSURANCE

	2018			2017
	Gross £000	Reinsurance £000	Net £000	Gross £000	Reinsurance £000	Net £000
Premiums written	(8,216)	77	(8,139)	(5,135)	(284)	(5,419)
Change in the provision for unearned premiums (refer Note 3)	1,882	(291)	1,591	8,380	(321)	8,059

Earned premiums	(6,334)	(214)	(6,548)	3,245	(605)	2,640

5.	CLAIMS INCURRED, NET OF REINSURANCE

	2018			2017
	Gross £000	Reinsurance £000	Net £000	Gross £000	Reinsurance £000	Net £000
Claims paid
Claims and allocated loss adjustment expenses paid	(32,782)	293	(32,489)	(54,567)	866	(53,701)
Unallocated loss adjustment expenses paid (refer Note 7)	(58)	—	(58)	(215)	—	(215)

	(32,840)	293	(32,547)	(54,782)	866	(53,916)

Change in the provision for claims (refer Note 6(a))
Outstanding claims reserve movement	15,389	258	15,647	(13,781)	(953)	(14,734)
Claims incurred but not reported reserve movement	26,881	(61)	26,820	71,534	(3,402)	68,132
Unallocated loss adjustment expense reserve movement	443	—	443	1,118	—	1,118

	42,713	197	42,910	58,871	(4,355)	54,516

Claims incurred	9,873	490	10,363	4,089	(3,489)	600

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

6.	TECHNICAL PROVISIONS

(a)	Claims outstanding

	2018
	Out- standing claims reserves £000	Claims incurred but not reported reserves £000	Unallocated loss adjustment expense reserves £000	Total claims outstanding £000
Gross
At beginning of year	139,457	76,969	3,239	219,665
Exchange gain on retranslation of brought forward balances from last to this year closing rates	1,258	1,874	57	3,189
Increase/(decrease) during year (refer Note 5)	(15,389)	(26,881)	(443)	(42,713)
Exchange loss on retranslation of in-year movement from average to closing rates	2	(125)	(2)	(125)

At end of year	125,328	51,837	2,851	180,016

Reinsurers’ share
At beginning of year	1,565	127	—	1,692
Exchange loss on retranslation of brought forward balances from last to this year closing rates	49	5	—	54
Decrease during year (refer Note 5)	258	(61)	—	197
Exchange gain on retranslation of in-year movement from average to closing rates	5	—	—	5

At end of year	1,877	71	—	1,948

	2017
			Unallocated
	Out-	Claims	loss
	standing	incurred but	adjustment	Total
	claims	not reported	expense	claims out-
	reserves	reserves	reserves	standing
	£000	£000	£000	£000
Gross
At beginning of year	127,640	152,550	4,452	284,642
Exchange loss on retranslation of brought forward balances from last to this year closing rates	(2,318)	(5,285)	(112)	(7,715)
Increase/(decrease) during year (refer Note 5)	13,781	(71,534)	(1,118)	(58,871)
Exchange gain on retranslation of in-year movement from average to closing rates	354	1,238	17	1,609

At end of year	139,457	76,969	3,239	219,665

Reinsurers’ share
At beginning of year	2,562	3,544	—	6,106
Exchange loss on retranslation of brought forward balances from last to this year closing rates	(54)	(26)	—	(80)
Increase/(decrease) during year (refer Note 5)	(953)	(3,402)	—	(4,355)
Exchange loss on retranslation of in-year movement from average to closing rates	10	11	—	21

At end of year	1,565	127	—	1,692

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

6.	TECHNICAL PROVISIONS (continued)

(b)	Movements in prior accident years’ provision for claims outstanding

The following favourable/(adverse) changes were experienced during the year:

	2018			2017
	Non-			Non-
	catastrophe	Catastrophe	Total	catastrophe	Catastrophe	Total
	losses	losses	losses	losses	losses	losses
	£000	£000	£000	£000	£000	£000
Assumed treaty business
Proportional reinsurance	(3,450)	—	(3,450)	8,890	—	8,481
Non-proportional reinsurance	14,297	—	14,297	(2,623)	—	(2,623)
Direct and assumed facultative business	(554)	—	(554)	—	—	—

	10,293	—	10,293	5,859	—	5,859

7.	NET OPERATING EXPENSES

	2018			2017
	Gross	Reinsurance	Net	Gross	Reinsurance	Net
	£000	£000	£000	£000	£000	£000
Acquisition costs
Acquisition costs	(1,580)	(48)	(1,628)	5,491	16	5,507
Profit commissions	1,042	(285)	757	3,287	1,416	4,703
Change in deferred acquisition costs (refer Note 18)	(427)	19	(408)	(1,750)	37	(1,713)
Change in deferred profit commissions (refer Note 18)	(89)	—	(89)	(109)	—	(109)

	(1,054)	(314)	(1,368)	6,919	1,469	8,388

Administrative expenses
Gross administrative expenses	(980)	—	(980)	(4,610)	—	(4,610)
Transferred to unallocated loss adjustment expenses paid (refer Note 5)	58	—	58	215	—	215
Transferred to investment expenses	30	—	30	94	—	94
Transferred to acquisition costs	—	—	—	—	—	—

	(892)	—	(892)	(4,301)	—	(4,301)

Net operating expenses	(1,946)	(314)	(2,260)	2,618	1,469	4,087

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

8.	INVESTMENT INCOME

	2018 £000	2017 £000
Income from debt securities	6,048	5,716
Income from deposits with ceding undertakings and other deposits	3	6
Income from deposits with credit institutions and cash at bank and in hand	242	240
Income from participations in investment pools	258	121

	6,551	6,083

9.	OTHER INCOME AND OTHER CHARGES

(a)	Other Income

	2018 £000	2017 £000
Rental income from sublease	—	133
Fee income from group undertakings	—	42
Other income	5	30

	5	205

(b)	Other Charges

	2018 £000	2017 £000
Foreign exchange loss	(579)	(1,156)

	(579)	(1,156)

10.	CORPORATION TAX

(a)	Tax charge on profit on ordinary activities

	2018 £000	2017 £000
United Kingdom corporation tax at 19% (2017: 19.25%)
Current tax on income for the year	(447)	(1,884)
Adjustments in respect of previous financial years	—	1,438

Total current tax	(447)	(446)

United Kingdom deferred tax movements
Origination and reversal of timing differences	(45)	330
Adjustment in respect of previous financial years	—	(1,295)

Total deferred tax movements (refer Note 10(d))	(45)	(965)

Tax on profit on ordinary activities (refer Note 10(b))	(492)	(1,411)

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

10.	CORPORATION TAX (continued)

(b)	Factors affecting tax charge for the year

The tax assessed on the profit on ordinary activities for the year is different than that resulting in applying the standard rate of corporation tax in the UK of 19% (2017: 19.25%). The differences are reconciled below:

	2018 £000	2017 £000
Profit on ordinary activities before tax	2,638	8,069

Profit on ordinary activities before tax multiplied by the standard rate of corporation tax in the United Kingdom at 19% (2017: 19.25%)	(501)	(1,553)

Factors affecting charge:
Expenses not deductible for tax purposes	(1)	(1)
Differences in tax rates	10	(1)
Adjustment in respect of prior periods	—	144

	9	142

Tax charge for the year (refer Note 10(a))	(492)	(1,411)

(c)	Components of current corporation tax (creditors) / debtors

	2018	2017
	£000	£000
Corporation tax in respect of current financial year	(447)	(1,478)
Corporation tax in respect of prior financial year	(4)	1,219

Corporation tax (creditor)/debtor (refer Note 22)	(451)	(259)

(d)	Components of deferred tax assets / (liabilities)

	2018
	At beginning of the year £000	Movement during the year - pure £000	Movement during the year - adjustment £000	Movement during the year - rate change £000	At end of the year £000
Tangible fixed assets depreciation less/(greater) than capital allowances	257	(45)	—	—	212
Prepaid/accrued items	2	—	—	—	2
Doubtful debt provision	333	(217)	—	—	116
Claims equalisation reserves:	(827)	217	—	—	(610)

	(235)	(45)	—	—	(280)

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset realised. With effect from 1 April 2017 the UK headline rate of corporation tax reduced from 20% to 19%, and will reduce further to 17% on 1 April 2020. The rate reductions to 19% and 17% were substantively enacted at the balance sheet date. The closing deferred tax balance is recognised at a blended rate between 19% and 17% based on when the deferred tax balance is estimated to reverse.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

(d)	Components of deferred tax assets/(liabilities)(continued)

		2017
	At beginning of the year £000	Movement during the year pure £000	Movement during the year - adjustment £000	Movement during the year - rate change £000	At end of the year £000
Tangible fixed assets depreciation less/(greater) than capital allowances	234	(35)	58	—	257
Prepaid/accrued items	5	(3)	—	—	2
Doubtful debt provision	185	148	—	—	333
Claims equalisation reserves:	(1,047)	220	—	—	(827)
Losses carried forward:	1,353	—	(1,353)	—	—

	730	330	(1,295)	—	(235)

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset realised. With effect from 1 April 2017 the UK headline rate of corporation tax reduced from 20% to 19%, and will reduce further to 17% on 1 April 2020. The rate reductions to 19% and 17% were substantively enacted at the balance sheet date. The closing deferred tax balance is recognised at a blended rate between 19% and 17% based on when the deferred tax balance is estimated to reverse.

11.	OTHER FINANCIAL INVESTMENTS

	2018 £000	2017 £000
Listed debt securities	300,726	326,927
Participations in investment pools	58,247	18,674
Deposits with credit institutions	5,878	29,527

	364,851	375,128

12.	DEPOSITS WITH CEDING UNDERTAKINGS

	2018 £000	2017 £000
Deposits with cedants	1,336	1,503

	1,336	1,503

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

13.	DEBTORS ARISING OUT OF DIRECT INSURANCE OPERATIONS

	2018 £000	2017 £000
Amounts falling due within one year
Amounts due from non-group undertakings	47	47
Amounts due from intermediaries—group undertakings	—	—

	47	47

14.	DEBTORS ARISING OUT OF REINSURANCE OPERATIONS

	2018 £000	2017 £000
Amounts falling due within one year
Amounts due from non-group undertakings	2,719	11,450
Amounts due from group undertakings	3,064	1,620

	5,783	13,070

15.	OTHER DEBTORS INCLUDING TAXATION AND SOCIAL SECURITY

	2018 £000	2017 £000
Amounts falling due within one year
UK corporation tax receivable (refer Note 10(c))	—	—
Value added tax recoverable	11	30
Amounts due from group undertakings	—	1,267
Other debtors	—	—

	11	1,297

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

16.	TANGIBLE ASSETS

	2018
	Computer hardware £000	Furniture/ fixtures/ fittings and office equipment £000	Leasehold improvements £000	Total £000
Book cost
At beginning of year	1,777	235	801	2,813

At end of year	1,777	235	801	2,813

Accumulated depreciation
At beginning of year	1,742	233	801	2,776
Charge during year	35	2	—	37
Eliminated on disposals during year	—	—	—	—
At end of year	1,777	235	801	2,813

Net book value
At end of this year	—	—	—	—

At end of last year	35	2	—	37

The Company’s tangible assets depreciation charge for the year ended 31 December 2017 was £148 thousand.

	2017
	Computer hardware £000	Furniture/ fixtures/ fittings and office equipment £000	Leasehold improvements £000	Total £000
Book cost
At beginning of year	1,756	235	801	2,792
Additions during year	21	—	—	21
Disposals during year	—	—	—	—

At end of year	1,777	235	801	2,813

Accumulated depreciation
At beginning of year	1,634	226	768	2,628
Charge during year	108	7	33	148
Eliminated on disposals during year	—	—	—	—

At end of year	1,742	233	801	2,776

Net book value
At end of this year	35	2	—	37

At end of last year	122	9	33	164

The Company’s tangible assets depreciation charge for the year ended 31 December 2016 was £385 thousand.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

17.	DEFERRED ACQUISITION COSTS

	2018
	Deferred acquisition costs £000	Deferred profit commissions £000	Total deferred acquisition costs £000
Gross
At beginning of year	497	57	554
Exchange (gain)/loss on retranslation of brought forward balances from last to this year closing rates	26	—	26
Increase/(decrease) during year (refer Note 7)	(427)	(87)	(514)
Exchange (gain)/loss on retranslation of in-year movement from average to closing rates	(16)	(2)	(18)

At end of year	80	(32)	48

Reinsurers’ share
At beginning of year	21	—	21
Exchange (gain)/loss on retranslation of brought forward balances from last to this year closing rates	1	—	1
Decrease during year (refer Note 7)	(19)	—	(19)
Exchange (gain)/loss on retranslation of in-year movement from average to closing rates	(1)	.—	(1)

At end of year	2	—	2

	2017
	Deferred acquisition costs £000	Deferred profit commissions £000	Total deferred acquisition costs £000
Gross
At beginning of year	2,323	167	2,490
Exchange (gain)/loss on retranslation of brought forward balances from last to this year closing rates	(105)	(3)	(108)
Increase/(decrease) during year (refer Note 7)	(1,750)	(109)	(1,859)
Exchange (gain)/loss on retranslation of in-year movement from average to closing rates	29	2	31

At end of year	497	57	554

Reinsurers’ share
At beginning of year	61	—	61
Exchange (gain)/loss on retranslation of brought forward balances from last to this year closing rates	(4)	—	(4)
Decrease during year (refer Note 7)	(37)	—	(37)
Exchange (gain)/loss on retranslation of in-year movement from average to closing rates	1	—	1

At end of year	21	—	21

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

18.	OTHER PREPAYMENTS AND ACCRUED INCOME

	2018 £000	2017 £000
Prepaid other expenses	113	260

	113	260

19.	SHARE CAPITAL

	2018 £000	2017 £000
Allotted, called up and fully paid 125,000,000 ordinary shares of £1 each	125,000	125,000

Authorised 250,000,000 ordinary shares of £1 each	250,000	250,000

The Company is a private company limited by shares and is incorporated in England. The address of its registered office is 5th Floor, 20 Fenchurch Street, London, EC3M 3BY, United Kingdom.

20.	ONEROUS LEASE

The Company had a non-cancellable lease on its former office location at 10th Floor, 2 Minster Court, London EC3R 7BB. The lease was for a 10 year period which commenced 23 May 2007 and expired on 22 May 2017.

On 31 December 2014, the Company vacated this former office location and remained liable for the remaining rental charges until the lease expired. Accordingly, a provision had been recognised and this comprised of: anticipated dilapidation costs from expiry; net of utilities recovered from the sublease of the former office location.

	2018
	Future rental income and utilities recovered £000	Future rental charges and dilapidation costs £000	Total £000
At beginning of year	—	335	335
Decrease during year	—	(335)	(335)

At end of year	—	—	—

	2017
	Future rental income and utilities recovered £000	Future rental charges and dilapidation costs £000	Total £000
At beginning of year	(191)	324	133
Increase/(decrease) during year	191	11	202

At end of year	—	335	335

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

21.	OTHER CREDITORS INCLUDING TAXATION AND SOCIAL SECURITY

	2018 £000	2017 £000
Amounts falling due within one year
Insurance premium tax payable	3	3
Employment tax payable	—	7
UK corporation tax payable (refer Note 10(c))	451	259
Other creditors—group undertakings	216	135

	670	404

22.	OTHER ACCRUALS AND DEFERRED INCOME

	2018 £000	2017 £000
Accrued professional fees	345	282
Accrued outsourcing fees	49	151
Accrued rent	—	35
Accrued other expenses	242	579

	636	1,047

23.	STAFF COSTS

(a)	Staff numbers

	2018 Number	2017 Number
Average number of employees (including directors) employed during the financial year
Underwriting	1	2
Claims	1	1
Risk	2	2
Finance	3	3
IT	1	2
Administration, Human Resources and Compliance	1	1
Management	5	5

	14	16

(b)	Staff costs

	2018 £000	2017 £000
Aggregate payroll costs of employees (including directors) employed during the financial year
Wages and salaries	773	978
Social security costs	87	88
Other pension costs	46	61

	906	1,127

The pension costs above represent the Company’s contributions to defined contribution pension schemes.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

24.	GUARANTEES, FINANCIAL COMMITMENTS AND CONTINGENT LIABILITIES

(a)	Guarantees

A credit facility with the Bank of Tokyo-Mitsubishi has been extended for USD 2,570 thousand, CAD 44 thousand, AUD 153 thousand and EUR 866 thousand at the end of the financial year (2017: USD 1,984 thousand, CAD 44 thousand and AUD 153 thousand) pursuant to the issuance of several letters of credit to policyholders/cedants in the United States of America, Canada and Australia.”

A credit facility with Mizuho Trust and Banking has been extended for USD 4,613 thousand at the end of the financial year (2017: USD 4,613 thousand) pursuant to the issuance of several letters of credit to policyholders/cedants in the United States of America.

(b)	Annual commitments

The Company has no annual commitments in respect of non-cancellable operating leases.

25.	RELATED PARTY TRANSACTIONS AND BALANCES

	2018	2017
	Balances Net Debtor/ (Creditor) £000	Balances Net Debtor/ (Creditor) £000
Wholly-owned by Tokio Marine Holdings Inc
Tokio Millennium Re AG	(216)	(135)
Kiln Underwriting Limited	(451)	1,242
Tokio Marine Kiln Insurance Services Limited	—	25
Syndicate 1880 managed by Tokio Marine Kiln Syndicates Limited	530	593

	2018		2017
	Transactions Net Income/ (Expense) £000	Balances Net Debtor/ (Creditor) £000	Transactions Net Income/ (Expense) £000	Balances Net Debtor/ (Creditor) £000
Partially-owned by Tokio Marine Holdings Inc
Syndicate 510 managed by Tokio Marine Kiln Syndicates Limited	552	2,487	11,326	1,027

26.	IMMEDIATE AND ULTIMATE PARENT UNDERTAKINGS

Tokio Marine & Nichido Fire Insurance Co. Ltd. (Japan) is the immediate parent. This company’s registered office is located at 2-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-8050, Japan.

Tokio Marine Holdings Inc. (Japan) is the ultimate controlling party and parent undertaking of the largest group of undertakings to consolidate these financial statements for the current year end. This company’s registered office is located at Tokyo Kaijo Nichido Building Shinkan 13F, 1-2-1 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan.

Tokio Marine & Nichido Fire Insurance Co. Ltd. (Japan) is the parent undertaking of the smallest group of undertakings to consolidate these financial statements.

Copies of both companies’ financial statements are available from the addresses provided above.

NOTES TO THE FINANCIAL STATEMENTS TOKIO MILLENNIUM RE (UK) LIMITED

27.	EVENTS AFTER THE REPORTING PERIOD

The Company has completed its review of events after the Statement of Financial Position date of 31 December 2018 through 22 March 2019, the date the consolidated financial statements were authorised for issue. There were no events that would warrant an adjustment to the consolidated financial statements.

On 30 October 2018, RenaissanceRe Holdings Ltd. (“RenRe”) announced that it has entered into a definitive agreement with Tokio Marine Holdings, Inc. (“TMHD”) pursuant to which an affiliate of RenRe will acquire TMHD’s reinsurance platform, which includes Tokio Millennium Re AG and Tokio Millennium Re (UK) Limited (collectively, “TMR”). Under the terms of the transaction, TMHD will receive 1.02x the tangible book value of TMR delivered to RenRe at closing. If closing tangible book value is unchanged from June 30, 2018, Tokio Marine would receive approximately $1.5 billion in total consideration, consisting of cash and RenRe common shares.

28.	UK TO US GAAP RECONCILIATION

The Company prepares its financial statements in accordance with generally accepted accounting practice in the United Kingdom (‘UK GAAP’), which differ in certain respects from accounting principles generally accepted in the United States of America (‘US GAAP’). Reconciliations of profit for the financial year (or net income) and shareholders’ funds (or shareholders’ equity) as reported in the financial statements under UK GAAP and those under US GAAP are set out below:

	2018		2017
	Profit & Loss £000	Total Equity £000	Profit & Loss £000	Total Equity £000
Results under UK GAAP
Profit for the year	2,146	—	6,658	—
Total equity	—	206,669	—	204,523
US GAAP Reporting adjustments
Unearned premium (“UPR”) revaluation adjustment	(197)	(75)	(917)	(367)
Deferred acquisition cost (“DAC”) revaluation adjustment	60	9	240	85
Tax effect of US GAAP changes	26	12	137	57
Results under US GAAP	2,035	206,615	6,118	204,298

Classification differences between UK and US GAAP

In addition to the differences between UK GAAP and US GAAP related to the recognition and measurement of transactions by the Company, there are also a number of differences in the manner in which items are classified in the profit and loss account and statement of financial position. These classification differences have no impact on net income, shareholders’ equity and statement of cash flows.

Under UK GAAP UPR and DAC are revalued at the prevailing closing foreign exchange rate. Under US GAAP nonmonetary items are recorded at the historic foreign exchange rate.

Under UK GAAP, the statement of financial position is presented in ascending order of liquidity, whereas under US GAAP assets are presented in descending order of liquidity. Also under UK GAAP, the statement of financial position is ordinarily analysed between net assets and total equity. Under US GAAP, the analysis is between total assets and total liabilities plus shareholder’s equity.

Under US GAAP, the analysis is between total assets and total liabilities plus shareholder’s equity. Under UK GAAP non-monetary items are revalued at the prevailing closing foreign exchange rate. Under US GAAP nonmonetary items are recorded at the historic foreign exchange rate.